Exhibit 23.10

                         CONSENT OF ALAN L. SHULMAN

          The undersigned hereby consents to the inclusion of his name in the Joint Proxy Statement/Prospectus forming a part of this Registration
Statement on Form S-4 as a person who shall become a trustee of Kramont Realty Trust upon the consummation of the merger of the businesses of Kranzco Realty Trust and CV Reit, Inc. into Kramont Realty Trust.



                                   Signature: /s/ Alan L. Shulman
                                             ---------------------
                                             Alan L. Shulman


Date: April 6, 2000